UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 28, 2009

LINENS HOLDING CO.

LINENS ’N THINGS, INC.

LINENS ’N THINGS CENTER, INC.

(Exact names of registrants as specified in their charters)

Delaware Delaware California (States or other jurisdictions of incorporation)	333-135646-12 001-12381 333-135646-11 (Commission File Numbers)	20-4192917 22-3463939 59-2740308 (IRS Employer Identification Nos.)

6 Brighton Road, Clifton, New Jersey  07015

(Address of principal executive offices)  (Zip Code)

(201) 940-7216 or (212) 813-9435

(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrants under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)           See the disclosure under Item 5.02(b) of this report, which is incorporated herein by reference, with respect to a director of Linens ’n Things Center, Inc. (“Center”).

(b)           On February 28, 2009, and effective as of that date, F. David Coder resigned as President and Chief Operating Officer of Linens Holding Co. (“Holding”), Linens ’n Things, Inc. (“LNT”), and each of the direct and indirect subsidiaries of Holding and LNT (collectively, the “Subsidiaries,” and together with Holding and LNT, the “Company”), and Scott M. Hurd resigned, effective as of February 28, 2009, as Vice President, Chief Financial Officer, Controller, Treasurer, and Secretary of the Company and as a director of each of the Subsidiaries, including Center.  Mr. Hurd’s position as a director of each of the Subsidiaries has not been filled.  To the knowledge of the Company, Mr. Hurd did not resign his position as a director of each of the Subsidiaries due to any disagreement with the operations, policies, or practices of the Company.  As a result of Mr. Coder’s resignation, the Second Amended and Restated Employment Agreement by and between LNT and Mr. Coder dated May 1, 2008 and effective as of May 2, 2008 (the “Employment Agreement”) was terminated as of February 28, 2009.  Mr. Hurd was not a party to any employment agreement with the Company.

(c)           In connection with the departure of Mr. Coder and Mr. Hurd from the Company, Michael F. Gries, the current Interim Chief Executive Officer and Chief Restructuring Officer of the Company, has been elected, effective as of February 28, 2009, to the additional positions of Interim President and Secretary of the Company.  As previously disclosed, Mr. Gries is a member of Conway, Del Genio, Gries & Co., LLC (“CDG”).  The Company engaged CDG to provide it with restructuring management services pursuant to the terms of a letter agreement dated May 1, 2008 between CDG and each of Holding, LNT, and Center (the “Engagement Agreement”).  The election of Mr. Gries to the additional officer positions does not alter any term of the Engagement Agreement.  Mr. Gries is not an employee of the Company and does not receive any direct compensation from the Company as an officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Dated: March 5, 2009

LINENS HOLDING CO.
LINENS ’N THINGS, INC.
LINENS ’N THINGS CENTER, INC.
(Registrants)

	By:	/s/ MICHAEL F. GRIES
Michael F. Gries
Interim Chief Executive Officer and Chief Restructuring Officer